UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 03, 2024

Turnstone Biologics Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41747	83-2909368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Athena Circle, Suite 300
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (347) 897-5988

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	TSBX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Turnstone Biologics Corp. (the ''Company'') held its Annual Meeting of Stockholders on June 3, 2024 (the "Annual Meeting") . The final results for each of the proposals submitted to a vote of the Company's stockholders at the Annual Meeting are set forth in the following tables. Each of these proposals is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2024.

Proposal No.1 - To elect three nominees for Class I directors, to hold office until the 2027 Annual Meeting of Stockholders and his or her successor has been duly elected and qualified or, if sooner, until such director’s earlier death, resignation or removal. The votes were cast as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Michael Burgess, MBChb, Ph.D.	13,700,490	-	130,618	894,978
Robert Gould, Ph.D.	11,212,703	-	2,618,405	894,978
Rishi Gupta	13,768,277	-	62,831	894,978

Proposal No.2 - To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024. The votes were cast as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,713,502	11,884	700	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNSTONE BIOLOGICS CORP.

Date: June 5, 2024	By:	/s/ Sammy Farah
Sammy Farah, M.B.A., Ph.D.
President and Chief Executive Officer and Director